Exhibit 10.42

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

This Confidential Settlement Agreement and Release (the “Settlement Agreement”) is entered into effective as of the date of the last signature set forth below (the “Effective Date”) by and between Netcapital, Inc. and Netcapital Systems LLC (collectively “NCPL”), on the one hand, and Templum Inc. and Templum Markets LLC (collectively, “Templum), on the other hand (collectively referred to herein as the “Parties” or, each separately, as a “Party”).

WHEREAS, NCPL and Templum entered into that certain SOFTWARE LICENSE AND SERVICES AGREEMENT, dated effective December 29, 2022, and that certain SECONDARY TRADING AGREEMENT, dated effective January 25, 2024 (collectively, with all exhibits, amendments, modifications, attachments, order forms, ancillary documents, and supplements thereto, the “Contracts”).

WHEREAS, a dispute arose between the Parties regarding payment by NCPL to Templum under the Contracts (the “Payment Dispute”).

WHEREAS, the Parties desire to resolve fully and completely the Payment Dispute.

NOW THEREFORE, in consideration of the mutual promises, terms, and conditions contained herein, and other good and valuable consideration, NCPL and Templum, intending to be bound, covenant and agree as follows:

1.	Settlement Payment. In consideration of the within release and the other terms of this Settlement Agreement, NCPL shall pay the total sum of $43,000 in full accord and satisfaction of all amounts due and owing under the Contracts accruing as of the Effective Date and as a complete and final settlement of the Payment Dispute (the “Settlement Payment”). NCPL shall make the Settlement Payment by wire to CEDARS BUSINESS SERVICES INC., as authorized agent of Templum, by no later than September 12, 2025 in accordance with the attached wire payment instructions. Templum represents and warrants that payment of the Settlement Payment to CEDARS BUSINESS SERVICES INC. shall constitute payment to Templum.

2.	Attorneys’ Fees. Each Party shall be solely responsible for paying its attorneys’ fees and costs incurred arising out of or related to the Settlement Agreement and the Payment Dispute.

3.	Termination of Collection Activities. Templum and its agents and representatives shall cease all payment collection activities directed towards NCPL for amounts claimed due and owing by NCPL under the Contracts accruing prior to the Effective Date. To the extent any Templum invoices or payment demands related to the Contracts are issued following the Effective Date for amounts claimed due and owing by NCPL accruing prior to the Effective Date, such invoices or payment demands shall be void.

4.	Release. Templum, on behalf of itself and its past and present parents, subsidiaries, affiliates, divisions, officers, directors, agents, consultants, representatives, predecessors, successors, attorneys, and assigns, hereby releases, waives, and forever discharges NCPL and the past and present parents, subsidiaries, affiliates, divisions, shareholders, members, managers, officers, directors, employees, agents, representatives, consultants, predecessors, successors, and assigns of NCPL from and against any and all claims, actions, causes of action, suits, attorneys’ fees, costs, expenses, debts, demands, assessments, damages, payments, liabilities, and obligations of every nature and kind whatsoever, both known and unknown, fixed or contingent, at law or in equity, in any way arising out of or related to amounts due and owing by NCPL to Templum under the Contracts accruing as of the Effective Date, including the Payment Dispute.

5.	Covenant Not to Sue. Templum represents that it has not filed or pursued and will not file or pursue any suits, complaints, or other actions that assert, arise out of, or relate to the Payment Dispute.

6.	No Admission of Liability. Each Party agrees and acknowledges that, by entering into this Settlement Agreement, it is not admitting any liability or responsibility.

7.	Confidentiality. Each Party agrees to keep the terms of the Settlement Agreement confidential and not to disclose the same to third parties other than to individuals employed by the respective Parties on a need-to-know basis, their respective attorneys, accountants, and tax advisors, or as otherwise required by law or to comply with the terms of this Settlement Agreement.

8.	Non-Disparagement. NCPL shall not disparage Templum, or its products or services, in any manner harmful to Templum’s business or business reputation. Templum shall not disparage NCPL, or its products or services, in any manner harmful to NCPL’s business or business reputation. This paragraph shall not apply to truthful disclosures, disclosures required by law, or disclosures to the Parties’ respective attorneys, accountants, and/or insurance providers, or as otherwise necessary to conduct business or to comply with this Settlement Agreement.

9.	Inurement. This Settlement Agreement shall inure to the benefit of and be binding upon the Parties and their respective parents, subsidiaries, affiliates, predecessors, successors, and assigns.

10.	Construction. Each Party acknowledges that it has participated in the drafting of this Settlement Agreement, that it has reviewed the terms of this Settlement Agreement, and that this Settlement Agreement shall not be construed in favor of or against either Party.

11.	Entire Agreement. This Settlement Agreement constitutes the entire agreement between the Parties and supersedes any and all prior or contemporaneous agreements, understandings, representations, or communications, written or oral, between the Parties relating to the subject matter hereof. This Settlement Agreement may not be modified or amended except in writing signed by both Parties.

12.	Signature. This Settlement Agreement may be executed in counterparts, each of which shall constitute a duplicate original and all of which together shall constitute one and the same instrument. Electronic signatures shall be binding.

13.	Choice of Law, Jurisdiction, and Venue. This Settlement Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, notwithstanding any conflicts of laws analysis. Any action for breach of or to enforce this Settlement Agreement shall be brought in the state or federal courts of Massachusetts as the sole and exclusive litigation forum and venue.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Settlement Agreement as of the date set forth below.

NETCAPITAL, INC.

By:
Printed Name:	Martin Kay
Title:	CEO
Dated:	09/11/2025 | 12:46 PM PDT

NETCAPITAL SYSTEMS LLC

By:
Printed Name:	Cecilia Lenk
Title:	Director
Dated:	09/11/2025 | 12:37 PM PDT

TEMPLUM INC.

By:
Printed Name:	Sarah Gillespie
Title:	CFO
Dated:	09/11/2025 | 11:26 AM PDT

TEMPLUM MARKETS LLC

By:
Printed Name:	Joseph Ramos CEO
Title:	CEO
Dated:	09/11/2025 | 9:26 AM PDT

Signer Events	Signature	Timestamp
Sarah Gillespie Sgillespie@templuminc.com CFO Templum Inc Security Level: Email, Account Authentication (None)	Signed by: Sarah Gillespie Signature Adoption: Pre-selected Style Using IP Address: 2601:8c:417e:3ab0:1c21:fe27:1973:7b0b	Sent: 9/11/2025 | 09:41 AM Viewed: 9/11/2025 | 11:26 AM Signed: 9/11/2025 | 11:26 AM

Electronic Record and Signature Disclosure:
Accepted: 9/11/2025 | 11:26 AM
ID: 70a09abc-e7ff-4e9c-9e60-3ecacc5340b4
Company Name: Eckert Seamans Cherin & Mellott, LLC

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
Karen Amir kamir@cedarsbiz.com Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via Docusign	COPIED	Sent: 9/11/2025 | 09:41 AM Viewed: 9/11/2025 | 10:55 AM
Peter Carr pcarr@eckertseamans.com Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Accepted: 3/19/2025 | 08:24 AM ID: 3fe1211a-3490-4122-af2c-8d017f433b30 Company Name: Eckert Seamans Cherin & Mellott, LLC	COPIED	Sent: 9/11/2025 | 09:41 AM Viewed: 9/11/2025 | 09:48 AM

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	9/11/2025 | 09:41 AM
Envelope Updated	Security Checked	9/11/2025 | 11:07 AM
Envelope Updated	Security Checked	9/11/2025 | 11:07 AM
Envelope Updated	Security Checked	9/11/2025 | 03:35 PM
Envelope Updated	Security Checked	9/11/2025 | 03:35 PM
Certified Delivered	Security Checked	9/11/2025 | 11:26 AM
Signing Complete	Security Checked	9/11/2025 | 11:26 AM
Completed	Security Checked	9/11/2025 | 03:46 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, Eckert Seamans Cherin & Mellott, LLC (the “Firm”) may be required by law to provide you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign, Inc. (DocuSign) electronic signing system. Please read the information below carefully and thoroughly and, if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement before clicking ‘CONTINUE’ within the DocuSign system

Getting paper copies

At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after a signing session and, if you elect to create a DocuSign signer account, you may access them for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents, you may request delivery of such paper copies from us by following the procedure described below.

Withdrawing your consent

If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

Consequences of changing your mind

If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need to send the required notices or disclosures to you in paper format first, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. To indicate to us that you are changing your mind, you must withdraw your consent by selecting ‘Decline to Sign’ on the signing page of a DocuSign envelope instead of signing it and, on the subsequent page, select the check box indicating you wish to withdraw your consent. This will indicate to us that you have withdrawn your consent to receive required notices and disclosures electronically from us and you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign documents from us electronically.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide to you all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you electronically through the DocuSign system. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below.

How to contact Eckert Seamans

You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as by e-mail to:

E-sign@eckertseamans.com

To advise Eckert Seamans of your new e-mail address

To let us know of a change in your e-mail address where we should send notices and disclosures to you electronically, you must send an e-mail message to us at E-sign@eckertseamans.com and in the body of such request you must state your previous e-mail address and your new e-mail address. We do not require any other information from you to change your e-mail address.

In addition, if you have established an account with DocuSign, you must notify DocuSign to arrange for your new e-mail address to be reflected in your DocuSign account by following the process for changing e-mail in the DocuSign system.

To request paper copies from Eckert Seamans

To request delivery of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an e-mail to E-sign@eckertseamans.com and, in the body of such request, you must state your e-mail address, full name, US Postal address, and telephone number. We will bill you for any fees at that time, if any.

To withdraw your consent with Eckert Seamans

To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your DocuSign session and, on the subsequent page, select the check box indicating you wish to withdraw your consent; or

ii. send us an e-mail to E-sign@eckertseamans.com and, in the body of such request, you must state your e-mail, full name, US Postal Address, and telephone number. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.

Required hardware and software

The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guidesigning-system-requirements.

Acknowledging your access and consent to receive materials electronically

To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please verify that you were able to read this ERSD and that you also were able to print on paper or electronically save this ERSD for your future reference and access or that you are able to e-mail this ERSD to an address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format on the terms and conditions described above, please let us know by clicking the check box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system

By selecting the check box next to ‘I agree to use electronic records and signatures’, I confirm that:

●	I can access and read this Electronic Record and Signature Disclosure document; and

●	I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access.

●	Until or unless I notify the Firm as described above, I consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by the Firm during the course of my relationship with you.

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